Exhibit 10.60

                              EMPLOYMENT AGREEMENT


This Employment Agreement (the "Agreement") is made as of July 1, 1996, between MK RAIL CORPORATION, a Delaware corporation ("Company"), and MICHAEL A. WOLF ("Employee").

In consideration of the covenants and agreements herein contained, the parties agree as follows:


1.       EMPLOYMENT TERM

         The Company shall employ Employee as President and Chief Executive Officer of the Company and Employee hereby accepts such employment with the Company, from the date hereof for a period of twenty-four (24) months. After the first calendar month of employment under this Agreement and each succeeding calendar month through June 30, 1999, this Agreement will be extended by one month, so that there remains a twenty-four (24) month term at all times through June 30, 1999.
         Thereafter, this Agreement shall be for a term expiring on July 1, 2001, unless sooner terminated in accordance with the terms hereof.


2.       DUTIES

         During the term of this Agreement, Employee shall devote his full business time and energies to the business and affairs of the Company and shall not accept other employment or permit his personal business interests to interfere with the performance of his duties hereunder. Employee agrees to use his reasonable best efforts, skills and abilities to promote the interests of the Company, to serve as President and Chief Executive Officer of the Company and to perform such duties consistent with this appointment as may be assigned to him, and shall be supervised by the Chairman of the Company's Board of Directors ("Chairman") and the Company's Board of Directors (the "Board"). Employee will be nominated to fill the vacant seat on the Board formerly held by Michael J. Farrell, formerly the Company's Chief Executive Officer, for the remaining term thereof (until the 1997 annual meeting of stockholders). During the term of this Agreement, the Company will use all reasonable best efforts to support and recommend the Employee for the Board, including placing his name on management's list of nominees for the Board in the Company's proxy statements, and if requested by the Chairman or the Board, the Employee shall serve as a member of the board of directors and as an officer of any of the Company's subsidiaries.




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3.       COMPENSATION

         3.1      Salary

                  In consideration for Employee's services hereunder, the Company will pay to Employee, beginning July 1, 1996, a base salary at the annual gross rate of $375,000, which will be paid in accordance with the Company's normal payroll practice in arrears, less normal payroll deductions, and less any deferrals under the terms of the Deferred Compensation Plan for Michael A. Wolf (as described in Section 3.5 hereof). The Company's Compensation Committee shall review Employee's salary periodically in accordance with its customary salary review practices not less often than it conducts salary reviews of other executives of the Company. From time to time, the Company may, but shall not be obligated to, award Employee cost of living or merit increases, or other additional amounts as the Compensation Committee determines, in its discretion.

         3.2      Lump Sum Signing Bonus

                  The Company will also pay Employee a single lump sum payment of $100,000 upon execution of this Agreement. However, if Employee voluntarily terminates his employment before July 1, 1997, Employee agrees to repay to the Company the amount of $100,000 within thirty (30) days of the date of termination.

         3.3      Incentive Bonus Plan

                  The Company intends to prepare (with the assistance of the Employee) a bonus plan for the Company's senior management, under which a bonus may be earned by Employee with respect to 1997 and subsequent calendar years. The performance objectives, criteria and formulae that will be used to determine the amount of bonus payable for each year will be determined by the Compensation Committee of the Board as soon as administratively practicable after the approval of the bonus plan.

         3.4      Restricted Stock and Stock Options

                  As an additional material inducement for the Employee's entering into this Agreement and his undertaking to perform the services referred to herein, the Employee will receive upon his commencement of employment hereunder:

                  (a) 100,000 shares of common stock restricted as to their ability to be sold (the "Restricted Stock"), the restrictions to lapse at the close of business on June 30, 2001, so long as the Employee is still in the employ of the Company on that date, unless otherwise expressly provided in this Agreement. On the date on which the restrictions lapse or as soon as thereafter as reasonably

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                        practicable,  all  legends  will be  removed  and  fully
                        registered and freely transferrable stock certificates for the shares for which the restrictions have lapsed shall be issued to the Employee. The grant of the Restricted Stock shall be made under the Company's Stock Incentive Plan ("Stock Incentive Plan"), a copy of which has been provided to the Employee.

                  (b) Stock appreciation rights ("SARs") entitling the Employee to the appreciation in the value of 400,000 shares of common stock of the Company from the May 13, 1996 to the date of exercise. Due to the current insufficiency of stock available under the Stock Incentive Plan, SARs in respect of all 400,000 shares shall be issued pursuant to a Stock Appreciation Right Agreement (the "SAR Agreement"), a copy of which is attached hereto as Exhibit A. The terms of the SARs shall be governed solely by the SAR Agreement attached hereto as Exhibit A. The SAR Agreement is not part of the Stock Incentive Plan, but provides, in effect, that an option granted under the Stock Incentive Plan (the "Plan Option") may be partially substituted for the SARs, all as set forth in the SAR Agreement. The exercise price of the Plan Option, if issued, shall be as set forth in paragraph 2(d) of the SAR Agreement, and the terms thereof shall otherwise be as set forth in the form of Stock Option Agreement under Stock Incentive Plan attached as Exhibit 1 to the SAR Agreement (the "Option Agreement").

                  (c) The Company will accurately, correctly and timely prepare and file or caused to be prepared and filed all reports required to be filed by the Employee pursuant to
                        Section 16 of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory or common law, including without limitation Forms 3, 4 and 5 required to be filed with the Securities and Exchange Commission. The Employee will cooperate with the Company in assisting it in preparing and filing the reports.

         3.5      Deferred Compensation Plan

                  Employee is entitled to participate in the Deferred Compensation Plan for Michael A. Wolf and the Trust Agreement related thereto, copies of which are attached as Exhibit B hereto.

         3.6      Fringe Benefits

                  (a) Employee shall, during the term of this Agreement, be entitled to participate in all perquisites and health and welfare benefits consistent with the Company's policies for other executive personnel.

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                  (b)   In addition to any policies of life  insurance  obtained
                        on the life of Employee in accordance with the Company's
                        customary   policies  and   practices,   to  the  extent
                        commercially available at standard rates, the Company shall purchase a policy of one-year renewable term life insurance on the life of Employee, naming as beneficiary or beneficiaries such person or persons as may be designated by Employee, with a death benefit of $1 million; provided, however, that if the cost of such insurance now or at any time during the term of this Agreement exceeds the cost of insuring a person of the same age as Employee who is in generally good health (the cost of insuring such a person is referred to as the "Standard Policy Cost"), the Company shall so advise Employee, who shall have the option of (i) paying the premiums in excess of the Standard Policy Cost, in which case the Company shall purchase a one- year renewable term life insurance policy on the life of Employee with a $1 million death benefit, or (ii) declining to pay the premiums in excess of the Standard Policy Cost, in which case the Company shall purchase a one-year renewable term life insurance policy on the life of Employee with a death benefit of such amount as can be purchased for the Standard Policy Cost. Any policy purchased by the Company shall provide that Employee will be able to continue the coverage, at Employee's sole option and expense, on termination of his employment under this Agreement with no additional physical examination after issuance of such policy for a period of at least 12 years.

         3.7      Expenses

                  Employee shall, during the term of this Agreement, be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in the performance of his duties hereunder in accordance with the policies and procedures of the Company in effect as of the date thereof.

                  In addition, Employee's cost of relocating to the Pittsburgh, Pennsylvania area will be reimbursed to him in accordance with the Company's relocation benefit policy, any exceptions to be agreed upon in advance with the Chairman. The Company will reimburse the Employee for reasonable temporary living expenses incurred in the greater Pittsburgh, Pennsylvania area for 30 days following the commencement of his employment hereunder.

4.       DISCHARGE FOR CAUSE

         4.1 The Company shall have the right to terminate this Agreement and to discharge Employee for cause at any time without prior notice (except as provided below). Any termination notice sent to Employee shall be accompanied by a written statement of the reasons.

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4.2   As used in this  Agreement,  the term "cause" shall mean and be limited to the following events:

                  (a) Employee's conviction with respect to any crime or offense involving money or other property of the Company, or of any other crime (whether or not involving the Company) that constitutes a felony in the jurisdiction involved; or

                  (b) A determination by a licensed physician that Employee is a chronic alcoholic or a narcotics addict; or

                  (c) Employee's (1) material and repeated failure to perform his duties in accordance with Section 2 of this Agreement, (2) material and repeated breach of any other provision of this Agreement, or (3) material violation of specific written directions of the Chairman or the Board, which directions are reasonably consistent with the provision of this Agreement; provided, however, that no discharge shall be deemed for cause under this
                        Section 4.2(c) unless Employee shall have first received written notice from the Chairman or the Board advising Employee of the specific acts or omissions alleged to constitute a failure to perform his duties, and Employee has thereafter failed to correct the acts or omissions so complained of within a reasonable time, not to exceed 30 days, thereafter.

         4.3 If terminated for cause as defined at Sections 4.2(a)-(c), Employee will not be entitled to receive any compensation or benefits with respect to any period after the effective date of such termination.


5.       OTHER TERMINATION

         5.1 In addition to a termination for cause as set forth in Section 4 of this Agreement, this Agreement and Employee's employment may be terminated as follows:

                  (a) This Agreement and the Company's obligation to pay salary and benefits hereunder shall terminate immediately upon Employee's death. In such event, net salary owed to Employee for work performed through the date of his death shall be paid by the Company to Employee's surviving wife; if Employee dies without a wife surviving, said payment will be made by the Company to Employee's legal heirs in accordance with relevant law. If Employee dies with a wife surviving, any health and dental insurance which was being provided to her per
                        Section 3.6 at the time of Employee's death shall be continued at the Company's cost for a period of one year following the Employee's death.

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                  (b)   If,   during  the  period  of   employment   under  this
                        Agreement,  Employee,  in  the  opinion  of a  certified
                        physician   acceptable  to  the  Company  and  Employee,
                        becomes mentally or physically disabled so that Employee
                        is  unable  to  perform  the   regular   duties  of  his
                        employment on a full-time basis, Employee's salary will thereupon cease, and he shall be entitled to participate in the Company's salary continuation and long-term disability plans, in accordance with their terms and subject to their eligibility requirements.

                  (c) By the Company, without cause, upon prior written notice to Employee.

                  (d) By Employee, without cause, upon written notice to the Company.

        5.2 (a) If terminated by the Company other than for cause pursuant to Section 5.1(c) hereof, Employee as his sole remedy (in lieu of all other rights and remedies) shall receive, at the option of the Company, either (i) continuation of his salary for the period, if any, that, absent such termination, would otherwise be remaining under the term of this Agreement, at the rate in effect immediately prior to such termination, or (ii) an amount equal to the present value of such salary continuation payments, payable within thirty (30) days following such termination, in each case subject to all normal payroll deductions. The present value shall be determined based on the prime or base rate of BankAmerica Business Credit, Inc. most recently announced as of the date the computation is made, or if BankAmerica Business Credit, Inc. ceases to announce such rate, as most recently reported in The Wall Street Journal as of the date the computation is made. If Employee dies before all such payments are made, they will be made instead to his surviving wife, or if his wife does not survive him, to his legal heirs in accordance with relevant law.

                  (b) If Employee dies, is terminated by disability pursuant to Section 5.1(b) hereof or is terminated by the Company other than for cause pursuant to Section 5.1(c) hereof, Employee will retain any rights with respect to the SARs and, if provided, Plan Options, which have been awarded to him pursuant to this Agreement, and all shares not previously exercised will be exercisable as of the date of termination to the extent provided in the SAR Agreement and, if provided, in the Option Agreement.

                  (c) If Employee dies, is terminated by disability pursuant to Section 5.1(b) hereof or is terminated by the Company other than for cause pursuant to Section 5.1(c) hereof, Employee will be immediately vested in the grant of 100,000 shares of the Company's common stock provided for in this Agreement.

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                  (d)   If Employee is  terminated by the Company other than for
                        cause pursuant to Section 5.1(c) hereof, all employee benefits plans provided to Employee under Section 3.6(b) and (c) will continue for twelve months or until Employee finds new employment (whichever is sooner).

                  . (e) If Employee dies, is terminated by disability pursuant to Section 5.1(b) hereof or is terminated by the Company other than for cause pursuant to Section 5.1(c) hereof or if this Agreement expires by its own terms on July 1, 2001, Employee and his spouse (or, in the event of Employee's death, either while employed or after termination, his surviving spouse alone) may continue to receive benefits under any group health care insurance plan, at Employee's (or his surviving spouse's) expense, to the extent permitted by the Consolidated Omnibus Budget Reconciliation Act of 1985 and, thereafter, for so long as Employee (or his surviving spouse) may desire and as may be permitted by the Company's health insurance provider. The Company will take reasonable measures to cause such coverage to be continued for so long as Employee (or his surviving spouse) may desire, provided that the Company shall not be obligated to incur any costs whatsoever to continue such coverage.

                  (f) If Employee is terminated by the Company other than for cause pursuant to Section 5.1(c) hereof, the Company will pay expenses up to an amount equal to fifteen percent (15%) of Employee's annual salary at the time of such termination, reasonably incurred by Employee for legitimate commercial out placement service mutually acceptable to the parties. Promptly upon being advised of the name and address of any such service as has been selected by Employee, the Company will send that service written confirmation of the foregoing maximum commitment.

                  (g) If Employee is terminated by the Company other than for cause pursuant to Section 5.1(c) hereof, he shall receive a lump sum payment as compensation for his costs of relocating from Pittsburgh in an amount equal to $50,000 less $10,000 for each full year of employment with the Company.

         5.3      Change of Control

      (a) For purposes of this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events:

                  (1) The Company is merged, consolidated or reorganized into or with another corporation or other entity, and as a result of the merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of the corporation

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                        or entity  immediately  after the transaction is held in
                        the aggregate by the holders of Voting Stock immediately prior to the transaction;


                  (2) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other entity and, as a result of the sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of the other corporation or entity immediately after the sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to the sale or transfer;

                  (3) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report or item therein), each as promulgated pursuant to the Exchange Act, disclosing that any Person, other than an Existing Stockholder or an MK Creditor Stockholder, has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or
                        regulation   promulgated  under  the  Exchange  Act)  of
                        securities representing 25% or more of the combined voting power of the Voting Stock;

                  (4) If, during any period of two consecutive years commencing on the date of this Agreement, individuals who at the beginning of that period constitute the Board of Directors of the Company cease for any reason to constitute at least two-thirds (2/3rds) thereof; provided, however, that for purposes of this clause (4) each Director of the Company who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least a majority of the Directors of the Company (or a committee of the Board) then still in office who were Directors of the Company at the beginning of that period shall be deemed to have been a Director of the Company at the beginning of that period; or

                  (5) If Morrison Knudsen Corporation becomes the direct or indirect beneficial owner of Voting Stock which constitutes at least 75% of the voting power of all of the Voting Stock outstanding by reason of a tender offer made pursuant to Rule 13e-3 or 14d-1 of the rules under the Exchange Act as to which the Board of Directors of the Company has recommended that the Company's stockholders accept.

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                  (b)   For purposes of Section 5.3(a) the following terms shall
                        have the following meanings:

                        (1) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                        (2) "Existing Stockholder" shall mean any Person who is the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more of the combined voting power of the Voting Stock as of the date hereof.

                        (3) "MK Creditor Stockholder" shall mean any Person who has acquired Voting Stock directly or indirectly from Morrison Knudsen Corporation in full or partial satisfaction of any indebtedness or obligation of Morrison Knudsen Corporation owed to such Person.


                        (4) "Person" means any "person" as used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

                        (5) "Voting Stock" means stock of the Company of any class or series entitled to vote generally in the election of Directors.

                  (c) If such Change of Control occurs and Employee fully cooperates and assists with such Change of Control as reasonably requested by the Company, and:

                        (1)   If   after   such    Change   of    Control    the
                              purchaser/conveyee does not hire Employee and assume all obligations of this Agreement; or

                        (2) Employee is terminated other than for cause as defined at Sections 4.2(a)-(c), of this Agreement, either after such Change in Control occurs or in contemplation of or within ninety (90) calendar days prior to the occurrence of such Change in Control, then the  Company  shall  provide to  Employee  salary,  stock
                  options,   stock   grant,   deferred   compensation,   benefit
                  continuations, and benefits provided in Section 5.2.


6.       CONFIDENTIAL INFORMATION

      6.1 Beginning on the date hereof and at all times hereafter, Employee shall treat as confidential any proprietary, confidential or secret information. relating to the

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                  business or interests of the  Company,  including  information relating to its organizational structure, operations, business plans, research data or results, inventions, customer lists or other work product, whether developed by or for the Company and whether developed on the premises of the Company or elsewhere ("Confidential Information"). Beginning on the date hereof and at any time hereafter, Employee shall not, without the prior written consent of the Company, disclose or make use of in any manner or in any form Confidential Information, except to the extent necessary to perform the services required of him under this Agreement.

                  Within, a reasonable time after the termination of this Agreement, all Company records, information documents and other property of the Company in the possession of Employee, shall be returned by Employee to the Company.

         6.2 The provisions of this section shall not apply to any proprietary, confidential or secret information which is, at the commencement of this Agreement or at some later date, known to the general public under circumstances involving no breach of this Agreement, or is lawfully and in good faith made available to Employee without restriction as to disclosure by a third party entitled to such information.

         6.3      In consideration  of the Company's  payments to Employee under
                  Section 5.1 or 5.2, and his employment hereunder, Employee agrees that, for a period of two (2) years from termination of employment, Employee will not:

                  (a) Contact, with a view towards selling any product or service competitive with any product or service sold by the Company at the time of the termination of Employee's employment with the Company (or within the preceding three years), or sell any such product or service to, any person, firm, association or corporation

                        (1) to which the Company sold any product or service during the 24 months immediately preceding the termination of Employee's employment with the Company; or

                        (2) which Employee solicited, contacted or otherwise dealt with on behalf of the Company during the 24 months immediately preceding the termination of Employee's employment with the Company;

                  (b)   Make any such  contact or sale either for the benefit of
                        himself  or  for  the  benefit  of  any  person,   firm,
                        association or corporation;

                  (c) In any manner, directly or indirectly, assist any person, firm, association or corporation to make any such contact or sale;

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                  (d)   Participate,   engage  or  be  interested,  directly  or
                        indirectly,  whether  as  director,  officer,  employee,
                        advisor,   consultant,   stockbroker,   partner,   joint
                        venture, owner, agent or in any other capacity, in any business, in whole or in part, in the nature of or competitive with the business of the Company in any geographic territory served by the Company at the time
                        of  termination  of  Employee's   employment   with  the
                        Company; or

                  (e) Directly or indirectly, employ or solicit for employment (by any person, firm, association or corporation other than the Company), or engage in any manner any employees of the Company, without the prior written consent of the Company.

                  The Company agrees to furnish to Employee a reasonable listing of competitors and customers within 90 days of termination.

         6.4      Employee acknowledges that the restrictions  contained in this
                  Section 6 are reasonable in view of the nature of the business in which the Company is engaged, Employee's critical role in the Company's operations and Employee's detailed knowledge of the Company's Confidential Information, its business, customers, employees and suppliers and that such restrictions will not prevent Employee from earning a livelihood hereafter.

         6.5 The parties acknowledge that any breach of this Section 6 will cause the Company irreparable harm for which the Company will have no adequate remedy at law. As a result, the Company will be entitled to the issuance by an arbitrator or court of competent jurisdiction of an injunction, restraining order or other equitable relief prohibiting Employee from committing or continuing any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder will not be deemed a waiver of any right to assert any other remedy the Company may have under this Agreement or otherwise at law or in equity. The obligations of Employee pursuant to this Section 6 shall survive any termination of this Agreement.


7.       OTHER OBLIGATIONS

         Employee represents and warrants to the Company that he is not now under any obligation to any person, firm, corporation or other entity, and has no other interest which is known to be in conflict with his duties and obligations, and the terms and conditions of which would prevent, limit or impair in any way the performance by him of any of the covenants or duties set forth herein.

8.       NOTICES

         All notices which either party hereto is required or permitted to give to the other will be given by certified mail or by personal delivery. The certified date of receipt of any such notice will deemed to be the date of delivery thereof.

9.       WAIVERS

         No waiver by either party of any breach of nonperformance of any provision or obligation of this Agreement shall be deemed to a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement.


10.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties and there are no representations, warranties, covenants or obligations except as set forth herein. This Agreement supersedes all prior and, contemporaneous agreements, understandings, negotiations and discussions, written or oral, between the parties hereto, relating to any transaction contemplated by the Agreement.

11.      AMENDMENTS

         This Agreement may be amended only in writing executed by the parties hereto.

12.      RECITALS; ENUMERATION AND HEADINGS

         The enumeration and headings contained in this Agreement are for convenience of reference only and are not intended to have any substantive significance in interpreting this Agreement.


13.      GENDER AND NUMBER

         Unless the context otherwise requires, whenever used in this Agreement the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter or feminine gender and vice versa.

14.      COMPUTATION OF TIME

         Whenever any determination is to be made or action to be taken on a date specified in this Agreement, if such date shall fall upon a Saturday, Sunday or a legal holiday, the date for such determination or action shall be extended to the first business day immediately thereafter.

15.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterpart each of which when so executed and delivered shall be an original document, but all of which counterparts shall together constitute one and the same instrument. This Agreement shall not be effective unless and until executed by all parties hereto.

16       NONASSIGNABILITY

         This Agreement and the benefits hereunder are personal to Employee and are not assignable or transferable by Employee to any person, firm or corporation. The Company may only assign this Agreement and the benefits hereunder to an affiliated person, firm or corporation.


17.      MISCELLANEOUS

         Should any of the provisions of this Agreement require judicial interpretation, it is agreed that the court or arbitrator interpreting or construing the Agreement shall not apply a presumption that any provision shall be more strictly construed against one party by reason of the rule of construction, that a document is to be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that both parties and their respective agents have participated in the preparation of this Agreement,.


18.      PARTIAL INVALIDITY

         If any provision of this Agreement shall for any reason be held invalid or unenforceable by any court, governmental agency or arbitrator of competent jurisdiction, such invalidity or unenforceability shall be construed as if such invalid or unenforceable provision had never been contained herein.

19.      GOVERNING LAWS

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

20.      ARBITRATION

         With the exception of the exercise by the Company of its injunctive rights hereunder, all disputes arising under the agreement shall be submitted to binding arbitration in, Pittsburgh, Pennsylvania, to a single arbitrator chosen in accordance with the rules of the American

         Arbitration Association as to the selection of the arbitrators and the procedures for the conduct of the arbitrator. Such arbitrator's decision shall be final and binding upon the parties, and shall be entitled to enforcement in any court of competent jurisdiction. The costs and expenses of the arbitrator shall be shared equally by the parties.


IN WITNESS WHEREOF, the parties have Agreement as of the day and year first above written.


BY:________________________________                           DATE:____________
         Michael A. Wolf


By:      MK RAIL CORPORATION


BY:________________________________                           DATE:____________
         John C. Pope
         Its Chairman

  MK RAIL CORPORATION

                                   -----------

                       STOCK APPRECIATION RIGHT AGREEMENT


         This Stock Appreciation Right Agreement ("Agreement") dated as of July 1, 1996 is entered into between MK Rail Corporation ("Company") and Michael A. Wolf (the "Holder").

         THE PARTIES HERETO AGREE AS FOLLOWS:

         1. Grant of Stock Appreciation Right. In consideration of the Holder's acceptance of employment as President and Chief Executive Officer of the Company, effective as of July 1, 1996, the Company hereby grants to the Holder a Stock Appreciation Right ("Right") as to 400,000 Shares of the Company's common stock, $0.01 par value ("Shares" or "Common Stock"), all upon the terms and conditions hereinafter set forth.

                  (a) Upon exercise of the Right, the Company shall pay to the Holder, in cash or Shares at the sole and absolute discretion of the Committee (as hereinafter defined), the Settlement Price (as hereinafter defined), less any tax withheld as provided in paragraph 4 hereof. Subject to the provisions of 2(d) hereof, the Settlement Price for each Share exercised shall be equal to the amount determined by the difference of (i) the greater of (A) any tender or exchange offer price per Share in connection with any tender offer or merger or consolidation of the Company with another Company, or (B) the closing price of the Shares as reported on Nasdaq as of the trading day last ended as of the time the Right is exercised, over (ii) $5.25 per Share, the closing price of the Shares as reported on Nasdaq on May 13, 1996, the date upon which the parties hereto agreed to the granting of the Right as part of the compensation arrangement to be offered to the Holder upon his acceptance of employment as the Company's President and Chief Executive Officer.

                  (b) The Right shall terminate on May 12, 2006, unless earlier terminated as provided in this Agreement.

         2.       Exercise Rights.

                  The Holder's exercise of the Right shall be subject to the following additional conditions and limitations:

                  (a) Subject to 100% of the Right becoming earlier exercisable as provided in paragraph 2(b), (c) or (d) hereof, the Right shall become exercisable in 20 percent increments,


                                       1.

with the first 20 percent increment exercisable on or after July 1, 1997 and each remaining 20 percent increment exercisable on or after July 1, 1998, July 1, 1999, July 1, 2000 and July 1, 2001, respectively, provided that the Holder has not voluntarily terminated his employment with the Company before any of those dates. Vesting under this Section 2(a) terminates once the Holder voluntarily terminates his employment with the Company.

                  (b) Except as otherwise provided in paragraph 2(c) or (d), (i) if the Company terminates Holder's employment with the Company for any reason other than Cause (as that term is defined in paragraph 4.2 of the Employment Agreement between the Company and the Holder dated as of July 1, 1996 ("Employment Agreement")), 100% of the Right shall become immediately exercisable and will continue to be exercisable by the Holder or his beneficiaries or legal representatives until the later to occur of (A) the date three months after the termination or (B) the January 15th next following the termination; (ii) if the Holder's employment with the Company is terminated due to his death or disability, 100% of the Right shall become immediately exercisable and will continue to be exercisable by the Holder or his beneficiaries or legal representatives until one year after the date of termination; (iii) if the Holder's employment with the Company shall be terminated by the Company for Cause, vesting shall cease and the Right shall immediately cease to be exercisable; and (iv) if the Holder's employment is terminated for any reason other than those set forth in Paragraphs 2(b)(i), (ii) or (iii), vesting shall cease, and any then vested and exercisable portion of the Right will continue to be exercisable by the Holder until the later to occur of (A) the date three months after the termination or (B) the January 15th next following the termination.

                  (c) Notwithstanding anything to the contrary set forth herein, in the event that (1) the Company shall propose to enter into an arrangement or a transaction which shall constitute or result in a Change of Control (as defined under Section 5.3(a) of the Employment Agreement), and (2) the Holder proposes to exercise the Right on or before July 1, 1997 and, prior to the exercise of the Right, either the Holder or the Company shall terminate or be deemed to have terminated the Holder's employment with the Company (including a termination of Holder's employment by the Company for Cause), then the Right shall become immediately exercisable, on a provisional basis, as to any shares as to which the Right had not previously become exercisable as provided above (the "Provisional Shares") from the date ten (10) business days prior to the scheduled date of the Change of Control until the time immediately prior to the occurrence thereof; provided, however that (i) if made by the Holder, the exercise of the Right as to any Provisional Shares shall be deemed to occur immediately prior to the time of the Change of Control (and shall be ineffective if the Change of Control does not occur); and (ii) if the Company announces that it does not intend to proceed with any previously proposed arrangement or transaction which would constitute or result in a Change of Control, the Right shall thereupon cease to be immediately exercisable as to any Provisional Shares (and the Holder's prior election to exercise the Right shall be deemed to be withdrawn), but shall again become immediately exercisable on a provisional basis as described above if the arrangement or transaction or another arrangement or transaction which would constitute or result in a Change of Control is thereafter

                                       2.

proposed to be consummated. The Right shall terminate upon the occurrence of a Change of Control.

         (d) Notwithstanding anything to the contrary set forth herein, in the event that (i) the Shareholders of the Company approve an increase in the number of Shares which may be awarded under the Company's Stock Incentive Plan effective April 1, 1994 (the "Plan"), which increase is sufficient to enable the Company to issue to Holder the Plan Option (as hereinafter defined) to purchase 400,000 shares of the Common Stock, and (ii) the Company issues to the Holder within sixty (60) days after such approval an option under the Plan (the "Plan Option") to purchase 400,000 shares of the Common Stock for an exercise price equal to the closing price of the Common Stock as reported on Nasdaq on the first trading day ended following the Shareholders' approval of an increase in the number of Shares which may be awarded under the Plan, all on such terms as are set in an option agreement in the form attached hereto as Exhibit 1, the Settlement Price of the Right shall be the lesser of (i) the exercise price of the Plan Option over $5.25 per Share or (ii) the Settlement Price determined as provided in paragraph 1(a). The Right shall be exercisable independently of the Plan Option, and shall survive the earlier exercise of the Plan Option.

         3.       The Committee.

                  The plan created by this Agreement shall be administered by a committee (the "Committee"), which shall be comprised of two or more members of the Board of Directors, each of whom shall be a "disinterested person" as defined in Rule 16b-3 under the Exchange Act (or any successor provision) promulgated by the Securities and Exchange Commission. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and any determination or action may be taken at a meeting by a majority vote or may be taken without a meeting by a written resolution signed by all members of the Committee. Members of the Committee acting under the plan created by this Agreement shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for willful misconduct in the performance of their duties.

         4.       Taxes.

                  Neither the Company nor the Committee nor any of their representatives or agents has made any representations or warranties to the Holder with respect to the amount of tax or other consequences of the transactions contemplated by this Agreement, and the Holder is in no manner relying on the Company, the Committee or any of their representatives or agents for an assessment of the tax or other consequences. The Company's payment of the Settlement Price shall be subject to the Company's obligation to withhold taxes in accordance with its interpretation of applicable Federal and state tax laws.


                                       3.

         5.       Miscellaneous.

                  (a) The Right may not be assigned, encumbered or transferred, except, in the event of death of the Holder, by will or the laws of descent and distribution.

                  (b) This Agreement shall bind and inure to the benefit of the Company and its successors and assigns, and the Holder and any heir, legatee, or legal representative of the Holder.

                  (c) This Agreement shall be governed by and construed in accordance with the law of the state of Delaware, regardless of the law that might otherwise govern under applicable principles of conflicts of laws.

                  (d) All disputes arising under this Agreement, including any questions regarding the interpretation of any provisions hereof, shall be submitted to binding arbitration in Pittsburgh, Pennsylvania, to a single arbitrator chosen in accordance with the rules of the American Arbitration Association as to the selection of the arbitrators and the procedures for the conduct of the arbitrator. Such arbitrator's decision shall be final and binding upon the parties, and shall be entitled to enforcement in any court of competent jurisdiction. The costs and expenses of the arbitrator shall be shared equally by the parties.



         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the day and year first above written.

                                                             MK RAIL CORPORATION



                                               ---------------------------------
                                                                    John C. Pope
                                                                        Chairman



                                                                         HOLDER:


                                               ---------------------------------
                                                                 Michael A. Wolf


                                       4.

                                    EXHIBIT 1

                               MK RAIL CORPORATION

                                   -----------

                             STOCK OPTION AGREEMENT
                           UNDER STOCK INCENTIVE PLAN


         This Stock Option Agreement ("Agreement") dated and effective as of ____[the date of the Shareholders' approval of an increase in the number of Shares which may be awarded under the Plan], the date on which the Option evidenced hereby was granted, is entered into between MK Rail Corporation ("Company") and Michael A. Wolf (the "Optionee"), pursuant to the MK Rail Corporation Stock Incentive Plan ("Plan") as approved by Company shareholders on March 29, 1994 and last amended on the date hereof.

         THE PARTIES HERETO AGREE AS FOLLOWS:

         1.       Grant of Option

         In consideration of the Optionee's acceptance of employment as President and Chief Executive Officer of the Company, effective as of July 1, 1996 and the services performed or to be performed by the Optionee the Company hereby grants to the Optionee an Option ("Option") under the Plan to purchase a total of 400,000 Shares of the Company's common stock, $0.01 par value ("Shares" or "Common Stock"), all upon the terms and conditions hereinafter set forth.

                  (a) The Option is granted under and pursuant to the Plan, a copy of which is attached hereto and incorporated herein by reference, and, except as modified or limited hereby, is subject to all of the provisions thereof. The Optionee represents and warrants that he has read the Plan and is fully familiar with all the terms and conditions of the Plan and agrees to be bound thereby.

                  (b) The Exercise Price per share of the Common Stock exercisable under the Option shall be $___ per share [the closing price of the Common Stock as reported on Nasdaq on the first trading day ended following the Shareholders' approval of an increase in the number of Shares which may be awarded under the Plan].

                  (c) The Option shall terminate on May 12, 2006, unless earlier terminated as provided in this Agreement.




                                       1.

         2.       Exercise Rights

                  In addition to the terms and conditions for exercise of the Option set forth in the Plan, the Optionee's right to exercise the Option shall be subject to the following additional conditions and limitations:

                  (a) Subject to 100% of the Option becoming earlier exercisable as provided in paragraph 2(b) or (c) hereof, the Option shall become exercisable in 20 percent increments, with the first 20 percent increment exercisable on or after July 1, 1997 and each remaining 20 percent increment exercisable on or after July 1, 1998, July 1, 1999, July 1, 2000 and July 1, 2001, respectively, provided that the Optionee has not voluntarily terminated his employment with the Company before any of those dates. Vesting under this Section 2(a) terminates once the Optionee voluntarily terminates his employment with the Company.

                  (b) Except as otherwise provided in paragraph 2(c) hereof, (i) if the Company terminates Optionee's employment with the Company for any reason other than Cause (as that term is defined in paragraph 4.2 of the Employment Agreement between the Company and the Optionee dated as of July 1, 1996 ("Employment Agreement")), 100% of the Option shall become immediately exercisable and will continue to be exercisable by the Optionee or his beneficiaries or legal representatives until the later to occur of (A) the date three months after the termination or (B) the January 15th next following the termination; (ii) if the Optionee's employment with the Company is terminated due to his death or disability, 100% of the Option shall become immediately exercisable and will continue to be exercisable by the Optionee or his beneficiaries or legal representatives until one year after the date of termination; (iii) if the Optionee's employment with the Company shall be terminated by the Company for Cause, vesting shall cease and the Option shall immediately cease to be exercisable; and (iv) if the Optionee's employment is terminated for any reason other than those set forth in Paragraphs 2(b)(i), (ii) and (iii), vesting shall cease, and any then vested and exercisable portion of the Option will continue to be exercisable by the Optionee until the later to occur of (A) the date three months after the termination or (B) the January 15th next following the termination.

                  (c) Notwithstanding anything to the contrary set forth herein, in the event that (1) the Company shall propose to enter into an arrangement or a transaction which shall constitute or result in a Change of Control (as defined under Section 5.3(a) of the Employment Agreement), and (2) the Optionee proposes to exercise the Option on or before July 1, 1997 and, prior to the exercise of the Option, either the Optionee or the Company shall terminate or be deemed to have terminated the Optionee's employment with the Company (including a termination of Optionee's employment by the Company for Cause), then the Option shall become immediately exercisable, on a provisional basis, as to any shares as to which the Option had not previously become exercisable as provided above (the "Provisional Shares") from the date ten (10) business days prior to the scheduled date of the Change of Control until the time immediately prior to the occurrence thereof; provided, however that (i) if made by the Optionee, the exercise of the Option as to any Provisional Shares shall be deemed to occur immediately prior to the time of the Change of Control (and shall be ineffective if the Change of Control does not occur); and (ii) if the Company announces that it does not intend to

                                       2.

proceed with any previously proposed arrangement or transaction which would constitute or result in a Change of Control, the Option shall thereupon cease to be immediately exercisable as to any Provisional Shares (and the Optionee's prior election to exercise the Option shall be deemed to be withdrawn), but shall again become immediately exercisable on a provisional basis as described above if the arrangement or transaction or another arrangement or transaction which would constitute or result in a Change of Control is thereafter proposed to be consummated. The Option shall terminate upon the occurrence of a Change of Control.

         (d) The Option shall be exercisable independently of the Stock Appreciation Right (the "Right") granted to the Optionee under that certain Stock Appreciation Right Agreement dated as of July 1, 1996 between the Company and Optionee, and shall survive the earlier exercise of the Right.

         3.       Taxes

                  Neither the Company nor the Committee nor any of their representatives or agents has made any representations or warranties to the Optionee with respect to the amount of tax or other consequences of the transactions contemplated by this Agreement, and the Optionee is in no manner relying on the Company, the Committee or any of their representatives or agents for an assessment of the tax or other consequences. The Company's payment of the Settlement Price shall be subject to the Company's obligation to withhold taxes in accordance with its interpretation of applicable Federal and state tax laws.

         4.       Miscellaneous

                  (a) The Option may not be assigned, encumbered or transferred, except, in the event of death of the Optionee, by will or the laws of descent and distribution.

                  (b) This Agreement shall bind and inure to the benefit of the Company and its successors and assigns, and the Optionee and any heir, legatee, or legal representative of the Optionee.
                  (c) This Agreement shall be governed by and construed in accordance with the law of the state of Delaware, regardless of the law that might otherwise govern under applicable principles of conflicts of laws.



                                       3.

         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the day and year first above written.

                                                             MK RAIL CORPORATION


                                               ---------------------------------
                                                                    John C. Pope
                                                                        Chairman

                                                                       OPTIONEE:


                                               ---------------------------------
                                                                 Michael A. Wolf


                                       4.

          EXHIBIT B







                               MK RAIL CORPORATION
                           DEFERRED COMPENSATION PLAN
                               FOR MICHAEL A. WOLF








                             Effective July 1, 1996

                       TABLE OF CONTENTS
                                                                       Page
ARTICLE I      PURPOSE AND BACKGROUND.....................................1
               ----------------------
ARTICLE 11     DEFINITIONS................................................1
               -----------
               2.1    Account.............................................1
                      -------
               2.2    Administrative Committee............................1
                      ------------------------
               2.3    Beneficiary.........................................2
                      -----------
               2.4    Cause...............................................2
                      -----
               2.5    Code................................................2
                      ----
               2.6    Compensation........................................2
                      ------------
               2.7    Compensation Committee..............................2
                      ----------------------
               2.8    Deferral Commitment.................................2
                      -------------------
               2.9    Deferral Period.....................................2
                      ---------------
               2.10   Determination Date..................................3
                      ------------------
               2.11   Earnings Index......................................3
                      --------------
               2.12   Elective Deferred Compensation                   ...3
                      ------------------------------
               2.13   Employer     .......................................3
                      --------
               2.14   ERISA...............................................3
                      -----
               2.15   Financial...........................................3
                      ---------
               2.16   Participant.........................................3
                      -----------
               2.17   Participation Agreement.............................3
                      -----------------------
               2.18   Plan Benefit........................................4
                      ------------
               2.19   Rate of Return......................................4
                      --------------
               2.20   SARs................................................4
                      ----

ARTICLE III    PARTICIPATION AND DEFERRAL COMMITMENTS.....................4
               --------------------------------------

               3.1    Eligibility and Participation.......................4
                      -----------------------------
               3.2    Form of Deferral....................................4
                      ----------------
               3.3    Limitations on Deferral Commitment..................5
                      ----------------------------------
               3.4     Modification of Deferral Commitment................5
                       -----------------------------------

ARTICLE IV     DEFERRED COMPENSATION ACCOUNT..............................5
               -----------------------------

               4.1    Account.............................................5
                      -------
               4.2    Elective Deferred Compensation......................6
                      ------------------------------
               4.3    Allocation of Elective Deferred Compensation........6
                      --------------------------------------------
               4.4    Makeup Contributions................................6
                      --------------------
               4.5    Employer Discretionary Contributions................7
                      ------------------------------------
               4.6    Rate of Return......................................7
                      --------------
               4.7    Determination of Account............................7
                      ------------------------

                                                                       Page

               4.8    Vesting of Account..................................7
                      ------------------
               4.9    Statement of Account................................8
                      --------------------

ARTICLE V      PLAN BENEFITS..............................................8
               -------------

               5.1    Distributions Prior to Termination of Employment....8
                      ------------------------------------------------
               5.2    Distributions Following Termination of Employment...9
                      -------------------------------------------------
               5.3    Form of Benefit Payment Following Termination
                      of Employment......................................10
                      -------------
               5.4    Commencement of Deferral Payment...................10
                      --------------------------------
               5.5    Death Benefit......................................11
                      -------------
               5.6    Accelerated Distribution...........................11
                      ------------------------
               5.7    Withholding for Taxes..............................12
                      ---------------------
               5.8    Valuation and Settlement       ....................12
                      ------------------------
               5.9    Payment to Guardian................................12
                      -------------------

ARTICLE VI     BENEFICIARY DESIGNATION...................................13
               -----------------------

               6.1    Beneficiary Designation............................13
                      -----------------------
               6.2    Changing Beneficiary...............................13
                      --------------------
               6.3    Community Property.................................13
                      ------------------
               6.4    No Beneficiary Designation.........................14
                      --------------------------

ARTICLE VII    ADMINISTRATION............................................15
               --------------

               7.1    Committee: Duties..................................15
                      -----------------
               7.2    Agents.............................................15
                      ------
               7.3    Binding Effect of Decisions........................15
                      ---------------------------
               7.4    Indemnity of Administrative Committee            ..15
                      -------------------------------------

ARTICLE VII    CLAIMS PROCEDURE..........................................16
               ----------------

               8.1    Claim..............................................16
                      -----
               8.2    Review of Claim....................................16
                      ---------------
               8.3    Notice of Denial of Claim..........................16
                      -------------------------
               8.4    Reconsideration of Denied Claim....................17
                      -------------------------------
               8.5    Arbitration........................................18
                      -----------
               8.6    Employer to Supply Information.....................18
                      ------------------------------

ARTICLE IX     AMENDMENT AND TERMINATION OF PLAN.........................18
               ---------------------------------

               9.1    Amendment..........................................18
                      ---------
               9.2    Termination........................................19
                      -----------

                                                                       Page
ARTICLE X      MISCELLANEOUS.............................................20
               -------------

               10.1   Unfunded Plan......................................20
                      -------------
               10.2   Unsecured General Creditor.........................20
                      --------------------------
               10.3   Trust Fund.........................................21
                      ----------
               10.4   Nonassignability...................................21
                      ----------------
               10.5   Not a Contract of EDI..............................21
                      ---------------------
               10.6   Protective Provisions..............................21
                      ---------------------
               10.7   Governing Law......................................22
                      -------------
               10.8   Validity...........................................22
                      --------
               10.9   Notice.............................................22
                      ------
               10.10  Successors.........................................22
                      ----------

SIGNATURE PAGE...........................................................23

                               MK RAIL CORPORATION
                           DEFERRED COMPENSATION PLAN
                               FOR MICHAEL A. WOLF
              -----------------------------------------------------


                                    ARTICLE I
                             PURPOSE AND BACKGROUND
         The purpose of this Deferred Compensation Plan (the "Plan") is to provide current tax planning opportunities as well as supplemental funds for the retirement or death of Michael A. Wolf, the President and CEO of MK Rail Corporation ("Company"). The Plan shall be effective as of July 1, 1996 ("Effective Date").
                                   ARTICLE II
                                   DEFINITIONS
         For the purposes of the Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise.
                  2.1 Account. "Account" means the Account as maintained by the Employer in accordance with Article IV with respect to any deferral of Compensation pursuant to the Plan. The Participant's Account shall be utilized solely as a device for the determination and measurement of the amounts to be paid to the Participant pursuant to the Plan. Separate subaccounts shall be maintained to properly reflect the Participant's balance and earnings thereon. The Participant's Account shall not constitute or be treated as a trust fund of any kind.
                  2.2 Administrative Committee. "Administrative Committee" means the committee appointed to administer the employee benefit plans of the Company.
                  2.3 Beneficiary. "Beneficiary" means the person, persons or entity entitled under Article VI to receive any Plan Benefits payable after the Participant's death.

                  2.4 Cause. "Cause" is defined as provided in the Participant's Employment Agreement.
                  2.5 Code. "Code" means the Internal Revenue Code of 1986, as amended.
                  2.6 Compensation. "Compensation" means the salary and all bonuses payable to the Participant during the calendar year and considered to be "wages" for purposes of federal income tax withholding, before reduction for amounts deferred under the Plan, salary reduction contributions under Section 401 (k) of the Code, or any other deferral arrangements. For purposes of the Plan, the term "bonus" includes cash payments made to the Participant upon the exercise of SARS. Compensation does not include expense reimbursements, any form of noncash Compensation or benefits, group life insurance premiums, or any other payments or benefits other than salary or bonuses (as described above).
                  2.7 Compensation Committee. "Compensation Committee" means the Compensation Committee of the Employer's Board of Directors.
                  2.8 Deferral Commitment. "Deferral Commitment" means an election to defer Compensation made by the Participant pursuant to Article III and for which a separate Participation Agreement has been submitted by the Participant to the Administrative Committee.
                  2.9 Deferral Period. "Deferral Period" means the period over which the Participant has elected to defer a portion of his Compensation. Each calendar year shall be a separate Deferral Period, provided that the Deferral Period may be modified pursuant to Section 3.4. The initial Deferral Period shall be from July 1, 1996 through December 31, 1996.
                  2.10 Determination Date. "Determination Date" means the last day of each calendar month.

                                       2.

                  2.11 Earnings Index. "Earnings Index" means a portfolio or fund selected by the Participant to be used in calculating the Rate of Return. The portfolio may include stocks, bonds and other types of securities that are traded on a national securities exchange. Employer shall have no responsibility for the Earnings Indices selected by the Participant.
                  2.12 Elective Deferred Compensation. "Elective Deferred Compensation" means the amount of Compensation that the Participant elects to defer pursuant to a Deferral Commitment.
                  2.13 Employer. "Employer" means MK Rail Corporation or any successor to the business thereof.
                  2.14 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
                  2.15 Financial Hardship. "Financial Hardship" means an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship if an early withdrawal from the Plan were not permitted.
                  2.16 Participant. "Participant" means Michael A. Wolf, the President and CEO of the Employer.
                  2.17 Participation Agreement. "Participation Agreement" means the agreement submitted by the Participant to the Administrative Committee prior to the beginning of the Deferral Period, with respect to a Deferral Commitment made for such Deferral Period.
                  2.18 Plan Benefit. "Plan Benefit" means the benefit payable to the Participant as calculated in Article V.

                                       3.

                  2.19 Rate of Return. "Rate of Return" means the amount credited to the Participant's Account under Section 4.6 to be determined by the Administrative Committee based upon the net performance of the Earnings Indices selected by the Participant. If the Employer elects, in its sole discretion, to make investments that correspond to the Earnings Indices periodically elected by the Participant, the Rate of Return shall be determined after subtracting any transaction costs (e.g., commissions).
                  2.20 SARS. "SARS" means stock appreciation rights provided by the Employer to the Participant.
                                   ARTICLE III
                     PARTICIPATION AND DEFERRAL COMMITMENTS

                  3.1  Eligibility  and  Participation.  Michael  A.  Wolf,  the
President and CEO of the Employer, shall be the only Participant. His participation begins as of July 1, 1996.
                  3.2 Form of Deferral. The Participant may elect Deferral Commitments in the Participation Agreement as follows:
                         (a) Salary Deferral Commitment. A salary Deferral Commitment shall apply to the salary payable by the Employer to the Participant during the Deferral Period. The amount to be deferred shall be stated as a percentage or dollar amount.
                         (b) Bonus Deferral Commitment. A bonus Deferral Commitment shall apply to the bonus Compensation payable to the Participant during the Deferral Period. If the bonus is cash payable upon the exercise of SARS, the Deferral Commitment shall apply to SARs that are exercised during the Deferral Period. The amount to be deferred shall be stated as a percentage or dollar amount.

                                       4.

                  3.3 Limitations on Deferral Commitment. The following limitations shall apply to Deferral Commitments:
                           (a) Minimum. The minimum salary deferral amount shall be one hundred dollars ($100) for each pay period. There shall be no minimum deferral amount for bonus in a bonus Deferral Commitment.
                           (b) Maximum. The maximum deferral amount shall be fifty percent (50%) of salary in a salary Deferral Commitment and one hundred percent (1 00%) of bonus in a bonus Deferral Commitment.
                  3.4 Modification of Deferral Commitment. A Deferral Commitment shall be irrevocable except that the Administrative Committee may permit the Participant to reduce the amount to be deferred, or waive the remainder of the Deferral Commitment, upon a finding that the Participant has suffered a Financial Hardship.

                                   ARTICLE IV
                          DEFERRED COMPENSATION ACCOUNT
                  4.1 Account. For record keeping purposes only, an Account shall be maintained for the Participant. Separate subaccounts shall be maintained to the extent necessary to properly reflect the Participant's election of Earnings Indices and total vested or nonvested Account balance.
                  4.2 Elective Deferred Compensation. The Participant's Elective Deferred Compensation shall be credited to the Participant's Account as the corresponding nondeferred portion of the Compensation becomes or would have become payable. Any withholding of taxes

                                       5.

or other amounts with respect to deferred Compensation which is required by state, federal or local law shall be withheld from the Participant's nondeferred Compensation to the maximum extent possible with any excess being withheld from the Participant's Account.
                  4.3 Allocation of Elective Deferred Compensation. The Participant shall allocate the Account among the Earning Indices. The initial allocation shall be made in the Participation Agreement. If the Participant has not made an allocation election, the Participant's Account shall be allocated to a money market or equivalent Earnings Index. The Participant may change his allocation among the Earning Indices as of the first day of each month by prior notice to the Administrative Committee.
                  The Employer shall be under no obligation to make investments that correspond to the Earnings Indices elected by the Participant, even though the Participant's elections are used to determine the Rate of Return.
                  4.4      Makeup Contributions.
                           (a)  The   Participant   shall   receive   a   makeup
         contribution   equal  to  two   percent   (2%)  of  the   Participant's
         Compensation, less the matching contribution to the 401 (k) plan required to be allocated to Employer stock. The Participant is not required to defer any amounts into the Plan in order to receive a makeup contribution under this subsection.
                           (b) If the Participant defers into the Employer's 401
         (k) plan an amount equal to the limit as set forth in Section 402(g) of the Code, the Participant shall receive an additional makeup contribution equal to fifty percent (50%) of the first six percent (6%) deferred into the 401 (k) plan and the Plan. This makeup amount shall be reduced by the

                  6.

         matching contribution to the 401 (k) plan which is directed by the Participant. This makeup contribution shall be allocated as elected by the Participant.
                  The total Employer contribution under this Section may never exceed five percent (5%) of Compensation. All makeups under this Section shall be credited to the Participant's Account no later than forty-five (45) days after the end of the calendar year they would have been credited to the underlying qualified plans if not for the limitations contained in the Code.
                  4.5 Employer Discretionary Contributions. The Employer may make Discretionary Contributions to the Participant's Account. Discretionary Contributions shall be credited at such times and in such amounts as the Administrative Committee in its sole discretion shall determine. The amount of the Discretionary Contributions shall be evident in a special Participation Agreement approved by the Administrative Committee.
                  4.6 Rate of Return. The Participant's Account shall be credited monthly with the Rate of Return specified in Section 2.19.
                  4.7 Determination of Account. The Participant's Account as of each Determination Date shall consist of the balance of the Participant's Account as of the immediately preceding Determination Date, plus the Participant's Elective Deferred Compensation credited, any makeup contributions and the applicable Rate of Return., minus the amount of any distributions made since the immediately preceding Determination Date.
                  4.8 Vesting of Account. The Participant shall be vested in the amounts credited to the Participant's Account and earnings thereon as follows:

                                       7.

                  (a) Amounts Deferred. The Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under the Plan and Rate of Return thereon.
                  (b) Employer Makeups. The Employer makeups contributed to the Participant's Account, and Rate of Return thereon, shall be vested to the same extent that contribution in the underlying qualified plans are vested.
                  (c) Employer Discretionary Contributions. The Employer Discretionary Contributions and Rate of Return thereon shall be vested as set forth in the special Participation Agreement.
                  4.9 Statement of Account. The Administrative Committee shall submit to the Participant, within one hundred twenty (1 20) days after the close of each calendar year, or at such other time as determined by the Administrative Committee, a statement setting forth the balance to the credit of the Participant's Account.
                                    ARTICLE V
                                  PLAN BENEFITS
                  5.1 Distributions Prior to Termination of Employment. The Participant's Account may be distributed to the Participant prior to termination of employment with the Employer as follows:
                         (a) Early  Withdrawals.  The Participant may elect in a
                    Participation Agreement to withdraw all or any portion of the amount deferred by that Participation Agreement as of a date specified in the election. Such date shall not be sooner than seven (7) years after the date the Deferral Period commences. The amount withdrawn shall not

                                       8.

                    exceed the amount of Compensation deferred, without earnings, and shall not include any makeup contribution. Such election shall be made at the time the Deferral Commitment is made and shall be irrevocable.
                         (b)  Hardship  Withdrawals.  Upon a  finding  that  the
                    Participant has suffered a Financial Hardship, the Administrative Committee may, in its sole discretion, make distributions from the Participant's Account. The amount of such a withdrawal shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Financial Hardship. If payment is made due to Financial Hardship under the Plan, the Participant's deferrals under the Plan shall cease for a twelve (12) month period. Any resumption of the Participant's deferrals under the Plan after such twelve (12) month period shall be made only at the election of the Participant in accordance with Article III herein.
                         (c) Form of Payment and Time. Any distribution pursuant
                    to Sections 5.1(a) or 5.1 (b) shall be payable in a lump sum. The distribution shall be paid in the case of a partial withdrawal, as provided in the Participation Agreement, and in case of a Financial Hardship, within thirty (30) days after the Administrative Committee approves the Financial Hardship.
                  5.2 Distributions Following Termination of Employment. Upon the Participant's termination of employment with the Employer for any reason (which termination shall be for a period of at least five (5) days), the Employer shall pay the Participant or, in the case of death, the Participant's Beneficiary, benefits equal to the vested balance in the Participant's Account.

                                       9.

                         5.3 Form of Benefit  Payment  Following  Termination of
                    Employment.
                         (a) Subject to Section  5.3(b),  benefits shall be paid
                    in the form selected by the Participant in the Participation Agreement. Options include:
                         (i) A lump sum payment.
                         (ii) Equal annual  installments of the Account and Rate
                    of Return amortized over a period of five (5), ten (1 0), or fifteen (1 5) years. The Account shall be amortized with an assumed Rate of Return of seven percent (7%) unless the Participant selects, and the Administrative Committee approves, an alternative assumed Rate of Return. The Account shall be reamortized annually based upon the actual Rate of Return.

                         (b) Small Account(s).  Notwithstanding  Section 5.3(a),
                    if the Partici pant's Account is less than fifty thousand dollars ($50,000) on the date of termination, the benefit  shall be paid in a lump sum.
     5.4 Commencement of Deferral Payment.
                         (a) Subject to Section 5.4(b), benefits that are payable upon the Participant's termination of employment with the Employer shall commence as elected by the Participant in the Participation Agreement. Options are:
                         (i) Payments to commence as soon as practical after termination but in no case more than sixty (60) days after termination.

                         (ii) Payment to commence as soon as practical in the calendar year following termination but in no case more than ninety (90) days after the beginning of the calendar year.

                                       10.

                         (iii)  Payments to commence as soon as practical in the
                    calendar year following the later of the Participant's termination or attainment of an age selected by the Participant which shall not exceed age sixty-five (65). If the Participant has selected this option and has an Account balance less than fifty thousand dollars ($50,000) at termination, the benefit shall commence as if the Participant had selected Section 5.4(a)(ii) above.
               (b) Notwithstanding Section 5.4(a), if the Participant is a "covered employee" as defined in Section 162(m)(3) of the Code, the Participant shall receive his first benefit payment as if the Participant had elected option Section 5.4(a)(ii) above, unless the Participant has elected Section 5.4(a)(iii) above and such commencement date is after the date payable under Section 5.4(a)(ii).
     5.5 Death Benefit. Upon the death of the Participant, the Employer shall I pay to the Participant's Beneficiary an amount equal to the remaining unpaid balance of the Participant's Account in a lump sum.
     5.6 Accelerated Distribution. Notwithstanding any other provision of the Plan, at any time the Participant shall be entitled to receive, upon written request to the Administrative Committee, a lump sum distribution equal to ninety percent (90%) of the vested Account balance as of the Determination Date immediately preceding the date on which the Administrative Committee receives the written request. The remaining balance shall be forfeited by the Participant. The amount payable under this Section shall be paid in a lump sum within thirty (30) days following the receipt of the notice by the Administrative Committee from the Participant.

                                      11.

                  If the Participant receives a distribution under this Section, his Deferral Commitments for the remaining portion of that calendar year shall be revoked and he shall not be permitted to make Deferral Commitments for the next succeeding calendar year.
                  5.7 Withholding for Taxes. To the extent required by the law in effect at the time payments are made, the Employer shall withhold from the payments made hereunder any taxes required to be withheld by federal, state or local government, including any amount which the Employer determines is reasonably necessary to pay any generation-skipping transfer tax which is or may become due. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Code, or any successor provision thereto.
                  5.8 Valuation and Settlement. The amount of a lump sum payment and the initial amount of installments shall be based on the value of the Participant's Account on the Determination Date immediately preceding the payment or commencement of installment payments.
                  5.9 Payment to Guardian. The Administrative Committee may direct payment to the duly appointed guardian, conservators or other similar legal representative of the Participant or Beneficiary to whom payment is due. In the absence of such a legal representative, the Administrative Committee may, in it sole and absolute discretion, make payment to a person having the care and custody of a minor, incompetent or person incapable of handling the disposition of property upon proof satisfactory to the Administrative Committee of incompetency, minority, or incapacity. Such distribution shall completely discharge the Administrative Committee from all liability with respect to such benefit.


                                       12.

                                   ARTICLE VI
                             BENEFICIARY DESIGNATION
                  6.1  Beneficiary  Designation.  Subject  to Section  6.3,  the
Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under the Plan shall be paid in the event of the Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be in a written form prescribed by the Administrative Committee and shall be effective only when filed with the Administrative Committee during the Participant's lifetime.
                  6.2 Changing Beneficiary. Subject to Section 6.3, any Beneficiary designation may be changed by the Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Administrative Committee. The filing of a new designation shall cancel all designations previously filed.
                  6.3 Community Property. If the Participant resides in a community property state, the following rules shall apply:
                           (a) If the Participant is married, the designation of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation, or it is established the consent cannot be obtained because the spouse cannot be located.
                           (b) If the Participant is married, the Participant's Beneficiary designation may be changed with the consent of the Participant's spouse as provided for in Section 6.3(a) by the filing of a new designation with the Administrative Committee.

                                       13.

                    (c) If the  Participant's  marital  status changes after the
               Participant has designated a Beneficiary, the following shall apply:
                                    (i) If the  Participant  is  married  at the
                  time of death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed in Section 6.3(a).
                                    (ii) If the  Participant is unmarried at the
                  time of death but was married when the designation was made:
                         a) The  designation  shall  be void if the  spouse  was
                    named as Beneficiary.
                         b) The  designation  shall  remain valid if a nonspouse
                    Beneficiary was named.
                         (iii) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall I be void unless the new spouse has consented to it in the manner prescribed above.
          6.4 No Beneficiary Designation. If the Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by the Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:
                           (a)      The Participant's spouse;

                                       14.

                           (b) The Participant's children in equal shares, except that if any of the children predecease the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;
                           (c)      The Participant's estate.

                                   ARTICLE VII
                                 ADMINISTRATION
                  7.1 Committee; Duties. The Plan shall be administered by the Administrative Committee. The Administrative Committee shall consist of at least three (3) individuals appointed by the Compensation Committee. The Administrative Committee shall have the authority to amend (but not terminate) the Plan (subject to Section 9.1), interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Administrative Committee members shall control any decision.
                  7.2 Agents. The Administrative Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.
                  7.3 Binding Effect of Decisions. The decision or action of the Administrative Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

                                       15.

                  7.4 Indemnity of Administrative Committee. The Company shall indemnify and hold harmless the members of the Administrative Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan on account of such person's service on the Administrative Committee, except in the case of gross negligence or willful misconduct.
                                  ARTICLE VIII
                                CLAIMS PROCEDURE
                  8.1 Claim. The Administrative Committee shall establish rules and procedures to be followed by the Participant and Beneficiaries in (a) filing claims for benefits, and (b) for furnishing and verifying proofs necessary to establish the right to benefits in accordance with the Plan, consistent with the remainder of this Article. Such rules and procedures shall require that claims and proofs be made in writing and directed to the Administrative Committee.
                  8.2 Review of Claim. The Administrative Committee shall review all claims for benefits. Upon receipt by the Administrative Committee of such a claim, it shall determine all facts which are necessary to establish the right of the claimant to benefits under the provisions of the Plan and the amount thereof as herein provided within ninety (90) days of receipt of such claim. If prior to the expiration of the initial ninety (90) day period, the Administrative Committee determines additional time is needed to come to a determination on the claim, the Administrative Committee shall provide written notice to the Participant, Beneficiary or other claimant of the need for the extension, not to exceed a total of one hundred eighty (1 80) days from the date the application was received.

                                       16.

                  8.3 Notice of Denial of Claim. In the event that the Participant, Beneficiary or other claimant claims to be entitled to a benefit under the Plan, and the Administrative Committee determines that such claim should be denied in whole or in part, the Administrative Committee shall, in writing, notify such claimant that the claim has been denied, in whole or in part, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such claimant and shall refer to the specific sections of the Plan relied on, shall describe any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and where appropriate, shall include an explanation of how the claimant can obtain reconsideration of such denial.
                  8.4      Reconsideration of Denied Claim.
                           (a) Within sixty (60) days after receipt of the notice of the denial of a claim, such claimant or duly authorized representative may request, by mailing or delivery of such written notice to the Administrative Committee, a reconsideration by the
         Administrative Committee of the decision denying the claim. If the claimant or duly authorized representative fails to request such a reconsideration within such sixty (60) day period, it shall be conclusively determined for all purposes of the Plan that the denial of such claim by the Administrative Committee is correct. If such claimant or duly authorized representative requests a reconsideration within such sixty (60) day period, the claimant or duly authorized representative shall have thirty (30) days after filing a request for reconsideration to submit additional written material in support of the claim, review pertinent documents, and submit issues and comments in writing.

                                       17.

                           (b) After such reconsideration request, the Administrative Committee shall determine within sixty (60) days of receipt of the claimant's request for reconsideration whether such denial of the claim was correct and shall notify such claimant in writing of its determination. The written notice of decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. In the event of special circumstances determined by the Administrative Committee, the time for the Administrative Committee to make a decision may be extended by an additional sixty (60) days upon written notice to the claimant prior to the commencement of the extension.
                  8.5 Arbitration. Any decision of the Administrative Committee may be appealed to arbitration, pursuant to the arbitration procedure provided for in the Participant's Employment Agreement.
                  8.6 Employer to Supply Information. To enable the Administrative Committee to perform its functions, the Employer shall supply full and timely information to the Administrative Committee and to the Participant of all matters relating to the retirement, death or other cause for termination of employment of the Participant, and such other pertinent facts as the Administrative Committee or the Participant may require.


                                       18.

                                   ARTICLE IX
                        AMENDMENT AND TERMINATION OF PLAN
                  9.1 Amendment. The Administrative Committee may at any time amend the Plan by written instrument with the Participant's written consent and the written consent of any Beneficiaries to whom a benefit is due, subject to the following:
                    (a) Preservation of Account Balance. No amendment shall reduce the amount accrued in the Participant's Account to the date such notice of the amendment is given.
                    (b) Changes in Earnings Rate. No amendment  shall reduce the
               Rate of Return to be credited after the date of the amendment to the amount already accrued in the Account and any Deferred Compensation credited to the Account under Deferral Commitments already in effect on that date.
                  9.2 Termination. The Compensation Committee may at any time partially or completely terminate the Plan with the Participant's written consent, if, in the Compensation Committee's judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of the Employer and the Participant.
                    (a) Partial Termination. With the Participant's written consent, the Compensation Committee may partially terminate the Plan by instructing the Administrative Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

                                       19.

                    (b) Complete  Termination.  With the  Participant's  written consent, the Compensation Committee may completely terminate the Plan by instructing the Administrative Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. If such a complete termination occurs, the Plan shall cease to operate and the Employer shall pay out the Account. Payment shall be made in substantially equal annual installments over the following period, based on the Account balance:
                  Account Balance                                 Payout Period
                  Less than $1 00,000                                  Lump Sum
                  $100,000 but less than $500,000                      3 Years
                  More than $500,000                                   5 Years

                  Payments shall commence within sixty (60) days after the Compensation Committee terminates the Plan and earnings shall continue to be credited on the unpaid Account balance.
                                    ARTICLE X
                                  MISCELLANEOUS
                  10.1 Unfunded Plan. The Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.
                  10.2 Unsecured General Creditor. The Participant and his Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of the Employer or any other party for payment of benefits under the Plan. Any life insurance policies, annuity contracts or other property purchased by the Employer in connection with the Plan shall remain

                                       20.

its general, unpledged and unrestricted assets. The Employer's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.
                  10.3 Trust Fund. At its discretion, the Employer may establish one (1) or more trusts, with such trustees as the Compensation Committee may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company's general creditors in the event of insolvency or bankruptcy. To the extent any benefits provided under the Plan are paid from any such trust, the Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Employer.
                  10.4 Nonassignability. Neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.
                  10.5 Not a Contract of Employment. The Plan shall not constitute a contract of employment between the Employer and the Participant. Nothing in the Plan shall give the Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge the Participant pursuant to the Participant's Employment Agreement.

                                       21.

                  10.6 Protective Provisions. The Participant will cooperate with the Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.
                  10.7 Governing Law. The provisions of the Plan shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania, except as preempted by ERISA or other federal law.
                  10.8 Validity. In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.
                  10.9 Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Administrative Committee shall be directed to the Company's address. Mailed notice to the Participant or Beneficiary shall be directed to the individual's last known address in the Employer's records.
                  10.10 Successors. The provisions of the Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

                                       22.

                                                             MK RAIL CORPORATION

Dated                              , 1996                    By
                                                             Its





                                       23.

                                 TRUST AGREEMENT
                   TRUST UNDER DEFERRED COMPENSATION PLAN FOR
                                 MICHAEL A. WOLF

                  (a) This  Agreement  made  this day of 1996 by and  ----------
----------------------- between M. K. RAIL CORPORATION ("Company") and ("Trustee");
                  (b)  WHEREAS,  Company  has  adopted a  nonqualified  deferred compensation plan (the "Deferred Compensation Plan") for Michael A. Wolf (the "Participant");
                  (c)  WHEREAS,   Company  has  incurred  or  expects  to  incur
liability under the terms of such Deferred Compensation Plan with respect to the Participant;
                  (d) WHEREAS,  Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to the Participant and his beneficiaries in such manner and at such times as specified in the Deferred Compensation Plan;
                  (e)  WHEREAS,  it is the  intention  of the parties  that this
Trust shall constitute an unfunded arrangement and shall not affect the status of the Deferred Compensation Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and


                                       1.

                  (f) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Deferred Compensation Plan;
                  NOW THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:
                  Section 1.     Establishment of Trust
                         (a) Company  hereby  deposits with Trustee in trust $ ,
                    which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.
                         (b) The Trust hereby established shall be irrevocable.
                         (c) The  Trust is  intended  to be a  grantor  trust of
                    which Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.
                         (d) The principal of the Trust and any earnings thereon
                    shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Participant and general creditors as herein set forth. The Participant and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Deferred Compensation Plan and this Trust Agreement shall be mere unsecured contractual rights of the Participant and his beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

                                       2.

                  (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor the Participant or his beneficiaries shall have any right to compel such additional deposits.
                  (f) Upon a Change in Control, Company shall, as soon as possible, but in no event longer than 30 days following the Change in Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay the Participant or his beneficiary the benefits to which the Participant or his beneficiaries would be entitled pursuant to the terms of the Deferred Compensation Plan as of the date on which the Change in Control occurred.
                  For purposes of this Trust, the term Change in Control shall have the same meaning as in the Participant's Employment Agreement with Company.
     Section 2. Payments to the Participant and His Beneficiaries
                  (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the Participant (and his beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Deferred Compensation Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Participant and his beneficiaries in accordance with such Payment Schedule. Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld

                                       3.

with respect to the payment of benefits pursuant to the terms of the Deferred Compensation Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

                  (b) The entitlement of the Participant or his beneficiaries to benefits under the Deferred Compensation Plan shall be determined by Company or such party as it shall designate under the Deferred Compensation Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Deferred Compensation Plan.
                  (c) Company may make payment of benefits directly to the Participant or his beneficiaries as they become due under the terms of the Deferred Compensation Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Participant or his beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Deferred Compensation Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.
     Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent

                  (a) Trustee shall cease payment of benefits to the Participant and his beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                                       4.

                  (b) At all times during the continuance of this Trust, as provided in Section l(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.
                    (1) The Board of Directors  and the Chairman of the Board of
               Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Participant or his beneficiaries.
                    (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.
                    (3) If at any time  Trustee has  determined  that Company is
               Insolvent, Trustee shall discontinue payments to the Participant or his beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participant or his beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Deferred Compensation Plan or otherwise.

                                       5.

                    (4) Trustee shall resume the payment of benefits to the Participant or his beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).
                  (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participant or his beneficiaries under the terms of the Deferred Compensation Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Participant or his beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.
                  Section 4.    Payments to Company
                  Except as provided in Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to the Participant and his beneficiaries pursuant to the terms of the Deferred Compensation Plan.
                  Section 5.        Investment Authority
                    (a) The assets of the Trust may be invested  and  reinvested in common and preferred stocks, shares, or certificates of participation issued by investment companies, investment trusts, and mutual funds, common or pooled investment funds, bonds, debentures, insurance and annuity contracts, limited partnership interests, obligations of governmental bodies, both domestic and foreign, notes, commercial paper, certificates of deposit, and other securities or evidences of indebtedness, secured or unsecured, including variable amount notes, convertible

                                       6.

securities of all types and kinds, interest-bearing savings or deposit accounts with any federally insured bank or trust company (including Trustee), or any federally insured savings and loan association, and-any other property permitted as trust investments under applicable law.
                    (b) Trustee has the power to hold any or all  securities  or property in Trustee's name, as Trustee, or in the name of a nominee or nominee of an affiliate, and in accounts or deposits administered in any location by Trustee or any affiliate of Trustee. In the event the same are held in its own name or in the name of a nominee or nominees, suitable designation is to be made upon the books and records of Trustee that said securities or property are so held as part of any trusts hereunder.

                    (c) In no event may Trustee invest in securities  (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Participant.
                  Section 6.        Disposition of Income
                  During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.
                  Section 7.        Accounting by Trustee
                  Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 30 days following the

                                       7.

close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such 'purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.
                  Section 8.     Responsibility of Trustee
                  (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Deferred Compensation Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.
                  (b) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.
                  (c) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust Trustee shall have no power to name a

                                       8.

beneficiary of the policy other than the Trust to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.
                  (d) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.
                  (e) Trustee, its affiliates, their officers, directors, employees and agents, shall not be liable for any act or omission of Company, any investment manager (other than an investment manager affiliated with Trustee), or any officer, director, employee or agent of any of them (other than an officer, director, employee or agent of an investment manager affiliated with Trustee).
                  Section 9.     Compensation and Expenses of Trustee
                  Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.
                  Trustee shall be entitled to receive compensation for its services hereunder, to be determined from time to time by the application of the schedule of fees as published by Trustee and in effect at the time such fees are charged for trusts of a similar size and character, and in the event that Trustee shall be called upon to render any extraordinary services, it shall be entitled to additional compensation therefor.

                                       9.

                  Section 10.       Resignation and Removal of Trustee
                  (a)  Trustee  may  resign  at any time by  written  notice  to
Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.
                  (b)  Trustee  may be removed  by Company on 30 days  notice or upon shorter notice accepted by Trustee.
                  (c) Upon  resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.
                  (d) If Trustee  resigns or is removed,  a  successor  shall be appointed, in accordance with Section 1.1 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.
                  Section 11.       Appointment of Successor
                  If Trustee  resigns or is removed in accordance with Section I
0(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. 'Me appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership

                                       10.

rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.
                  Section 12.       Amendment or Termination
                  (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Deferred Compensation Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section I (b) hereof.
                  (b) The Trust shall not terminate until the date on which the Participant and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Deferred Compensation Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.
                  (c) Upon written approval of the Participant or his beneficiaries entitled to payment of benefits pursuant to the terms of the Deferred Compensation Plan, Company may terminate this Trust prior to the time all benefit payments under the Deferred Compensation Plan have been made. All assets in the Trust at termination shall be returned to Company.

                  Section 13.       Miscellaneous
                  (a) Any provisions of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions thereof.
                  (b) Benefits payable to the Participant and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged,

                                       11.

encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
                  (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Michigan.
                  Section 14.       Effective Date
                  The effective date of this Trust Agreement shall be_____ 1996. IN WITNESS OF WHICH, Company and Trustee have executed this
Trust Agreement by their duly authorized officers.

                                                     MK RAIL CORPORATION
                                                     By
         Its

                                                  PNC BANK, NATIONAL ASSOCIATION
                                                              By
                                                              Its:  Trustee








                                       12.
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